Exhibit 99.1

Social Capital Hedosophia Holdings Corp. Announces
Informal Event for Investors and Appointment of Directors

PALO ALTO, CA, February 5, 2018 – Social Capital Hedosophia Holdings Corp. (NYSE: IPOA) (the “Company”) today announced that it will host an informal event for investors on Thursday, February 8, 2018. At around 5:15 p.m. EST, the Company will discuss general trends in the global technology sector.

Investors who wish to access the live discussion can find dial-in information and related materials on the Investor Relations section of the Company’s website at www.socialcapitalhedosophiaholdings.com. A recording of the Company’s discussion will be available on the Company’s website until March 8, 2018.

The Company also announced today that Jacqueline Reses and Dr. James Ryans were appointed to its Board of Directors, effective February 5, 2018. Dr. Ryans will serve as the Chairman of the Board’s Audit Committee and as a member of the Board’s Nominating and Corporate Governance Committee.

Ms. Reses has served as Square Capital Lead and People Lead of Square, Inc. since October 2015 and February 2016, respectively. From September 2012 to October 2015, Ms. Reses, served as Chief Development Officer of Yahoo! Inc. In this role, she focused on developing partnerships, acquisitions and investments, significant corporate and tax transactions, as well as recruiting, operations and people leadership. Prior to joining Yahoo, Ms. Reses led the U.S. media group as a Partner at Apax Partners Worldwide LLP, a global private equity firm, which she joined in 2001. Ms. Reses previously served on the board of directors of Alibaba Group Holding Limited and is currently on the board of National Public Radio and the Economic Advisory Council of the Federal Reserve Bank of San Francisco. Ms. Reses holds a BS in Economics with honors from the Wharton School of the University of Pennsylvania.

Dr. Ryans has been a professor of accounting at London Business School since 2016. From July 2012 until May 2016, Dr. Ryans was an accounting instructor at the University of California Berkeley while he undertook doctoral studies. From June 2003 to June 2011, Dr. Ryans served in various senior management roles at Chelsea Rhone LLC and its affiliate HealthCap RRG, a mutual insurer providing commercial liability insurance to the long-term care industry, most recently as Director of Investments. From August 1999 until June 2001, Dr. Ryans was a Consultant and Senior Consultant at Deloitte & Touche. Dr. Ryans currently serves on the board of Groundspeed Analytics, Inc., an insurance data analytics provider. Dr. Ryans is a CFA charterholder and holds a Ph.D. in business administration (accounting) from the University of California Berkeley, an M.B.A. from the University of Michigan, and a B.A.Sc. in Electrical Engineering from the University of Waterloo.

About Social Capital Hedosophia Holdings Corp.

Social Capital Hedosophia Holdings Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Social Capital Hedosophia Holdings Corp. focuses its search for a target business operating in the technology industries.

Forward-Looking Statements

This press release contains, and the discussion referenced above and other oral and written statements by the Company may contain, statements that constitute “forward-looking statements.” All statements, other than statements of historical fact included in this press release and the discussion referenced above including, without limitation, statements regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “seek” and variations thereof and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s securities filing with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Social Capital Hedosophia Holdings Corp.

SCHH@socialcapital.com